Exhibit 10.2

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into as of July [    ], 2010 (the “Effective Date”), by and among International Assets Holding Corporation, a Delaware corporation (the “Parent”); and Hanley Group Holdings, LLC, a Delaware limited liability company doing business as Hanley Group Capital (the “Seller”).

RECITALS

A. FCStone Group, Inc. (“FCStone”); the Seller; HGC Trading, LLC (“HGC Trading”); HGC Asset Management, LLC (“HGC Asset Management”); HGC Advisory Services, LLC (“HGC Advisory Services”); Hanley Alternative Trade Group, LLC (“Hanley Alternative Trade”); HGC Office Services, LLC (“HGC Office Services”, and together with HGC Trading, HGC Asset Management, HGC Advisory Services, Hanley Alternative Trade and HGC Office Services, the “Companies” and each a “Company”); George P. Hanley (“Hanley”); George P. Hanley Trust under the Trust Agreement dated as of December 11, 1998 (the “Trust”); and George P. Hanley GRAT under the Trust Agreement dated as of June 1, 2005 (the “GRAT”) have entered into a certain Purchase Agreement, dated as of July [    ], 2010 (the “Purchase Agreement”), pursuant to which FCStone has agreed to purchase from the Seller all of the outstanding membership interests of each of the Companies.

B. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Purchase Agreement.

C. FCStone is a wholly owned subsidiary of the Parent.

D. Pursuant to the terms of the Purchase Agreement, the Parent has agreed to grant the Seller an option (the “Option”) to receive up to (30%) of the Final EBIT Payment under the Purchase Agreement in the form of restricted shares of common stock of the Parent.

E. The Parent and the Seller have agreed to enter into this Agreement in order to set forth the terms of the Option.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Agreement and the Purchase Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Option. Subject to the terms and conditions set forth below, in the event that the Seller becomes entitled to receive the Final EBIT Payment, the Seller shall have the right, in its discretion, to elect to receive up to thirty percent (30%) of the Final EBIT Payment in the form of restricted shares of the common stock of the Parent (the “Restricted Shares”).

2. Option Price. The option price (the “Option Price”) will be equal to the greater of: (i) $16.00 per share, or (ii) seventy five percent (75%) of the Fair Market Value of the common stock of the Parent as of June 30, 2013. The “Fair Market Value” of a share of common stock shall be determined as follows: (i) if the common stock is listed on any established stock exchange, the closing sales price for the common stock (or the closing bid if no sales are reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the common stock) on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other sources as the Board of Directors of the Parent deems to be reliable; or (ii) in the absence of such markets for the common stock, the fair market value of the common stock as determined in good faith by the Board of Directors of the Parent.

3. Number of Restricted Shares. In the event that the Seller exercises the Option, the number of Restricted Shares to be issued to the Seller will be equal to the number determined by dividing (i) the portion of the Final EBIT Payment to be paid in Restricted Shares by (ii) the Option Price, subject to the limitations set forth in Section 5.

4. Exercise of the Option. The Seller must exercise the Option, if at all, within twenty (20) days after the last day of the EBIT Calculation Period by delivering written notice of exercise to the Parent. In the notice, the Seller must specify the percentage of the Final EBIT Payment that should be paid in the form of Restricted Shares, up to a maximum of thirty percent (30%).

5. Conditions to Exercise of the Option. The exercise of the Option is subject to the following conditions:

(a) There has been no material breach by the Seller, the Trust, the GRAT or Hanley of any of their obligations under the Purchase Agreement.

(b) The maximum number of Restricted Shares issuable upon the exercise of the Option does not exceed 187,500 shares (subject to the adjustments set forth in Section 10.

6. Restrictions on Transfer.

(a) The Restricted Shares will be subject to the transfer restrictions set forth in this Section 6 (the “Transfer Restrictions”).

(b) The Seller may not sell, transfer, pledge, assign or otherwise transfer any of the Restricted Shares until the Transfer Restrictions lapse in accordance with the following schedule:

(i) The Transfer Restrictions will lapse as to the first one-third of the Restricted Shares on June 30, 2014;

(ii) The Transfer Restrictions will lapse as to the second one-third of the Restricted Shares on June 30, 2015; and

(iii) The Transfer Restrictions will lapse as to the final one-third of the Restricted Shares on June 30, 2016.

7. Record Ownership. The Seller will become the record owner of the Restricted Shares upon the exercise of the Option and the final determination of Final EBIT Payment. As the record owner, the Seller will be entitled to all rights of a common stockholder of the Parent, including without limitation, voting rights and rights to dividends, if any, on the Restricted Shares; provided, that (i) the right to dividends will be subject to Section 9 below; and (ii) the Restricted Shares will be subject to the Transfer Restrictions set forth in Section 6.

8. Stock Certificates. The Parent will hold any stock certificates which may be issued with respect to the Restricted Shares until the expiration of the applicable Transfer Restrictions. Upon the expiration of the applicable Transfer Restrictions, the Parent will deliver to the Seller a certificate evidencing the Restricted Shares that are no longer subject to the Transfer Restrictions.

9. Dividends.

(a) After the Seller becomes the record owner of the Restricted Shares, any cash dividend on the Restricted Shares will be paid on the applicable payment date to the Seller.

(b) After the Seller becomes the record owner of the Restricted Shares, any shares issued as a stock dividend on the Restricted Shares declared before of the applicable Transfer Restrictions will be considered Restricted Shares for purposes of the Option and will be subject to all of the terms, conditions and restrictions set forth in this Schedule.

10. Adjustments. If there shall occur any change with respect to the outstanding shares of common stock of the Parent by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the common stock, the Board of Directors of the Parent shall, in the manner and to the extent that it deems appropriate and equitable and consistent with the terms of the Option, cause an adjustment to be made in (i) the number and kind of shares of common stock to be issued upon the exercise of the Option, (ii) the Option Price; and (iii) any other terms of the Option that are affected by the event.

11. Reorganization, Liquidation, Etc. The Option shall terminate, if not previously exercised, in the event of the dissolution or liquidation of the Parent, or any merger or combination in which the Parent is involved in which the Parent is not a surviving corporation, or a transfer by the Parent of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Parent in a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

12. Restrictions under Securities Laws. As a condition to the issuance of any Restricted Shares, the Seller will be required: (i) to represent that the Restricted Shares will be acquired for investment purposes and not with a view to the sale or distribution thereof; and (ii) to agree that the Restricted Shares may not be resold or otherwise transferred except in a transaction which is either registered under the Securities Act of 1933, as amended (the “Securities Act”), or exempt from, or not subject to, the registration requirement of the Securities Act.

13. Restrictions on Transfer of Option. The Seller may not sell, transfer, pledge, assign or otherwise transfer all or any part of the Option.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to any principles of conflicts of law that would give effect to the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:

INTERNATIONAL ASSETS HOLDING CORPORATION

By:
Name:
Title:

SELLER:

HANLEY GROUP HOLDINGS, LLC d/b/a HANLEY GROUP CAPITAL

By:
Name:
Title: